EXHIBIT 3.3


                                             [As amended through April 27, 1999]


                                     BY-LAWS

                                       OF

                         INDIVIDUAL INVESTOR GROUP, INC.




                                    ARTICLE I

                                     Offices


                  1. Registered Office. The registered office of the Corporation in Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

                  2. Other Offices. The Corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II

                             Stockholders' Meetings


                  1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held at such time and on such date as shall be fixed from time to time by resolution of the Board of Directors and as set forth in the notice of the meeting. Such annual meeting of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed by the Board of Directors.

                  2. Special Meetings. Special meetings of the stockholders shall be held at such place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors, the Chairman of the Board, the President or the Secretary.


                  3. Notice of Meetings. The Secretary or any Assistant Secretary shall cause notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called to be given personally or by mail, at least ten but not more than sixty days prior to the meeting, to each stockholder of record entitled to vote at his post office address as the same appears on the books of the Corporation at the time of such mailing. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the stockholders of the Corporation need not be given, except as otherwise required by statute.

                  4. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by statute or the Certificate of Incorporation. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

                  5. Absence of Quorum. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                  6. Voting in General. Except as otherwise provided in the By-Laws, the Certificate of Incorporation or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of record of the Corporation shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the Corporation. Any vote on shares of stock of the Corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder, or by his attorney thereunto authorized, and delivered to the secretary of the meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the stockholders shall be decided by a plurality vote of the stockholders of the Corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present.

                  7. Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever any action is required or permitted to be taken at a meeting of stockholders, by law, by the Certificate of Incorporation or by these By-Laws, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                  8. Stockholder Proposals To Be Transacted at Annual Meeting. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must give written notice thereof to the Secretary of the Corporation, which must be received at the Corporation's principal executive offices not later than 120 calendar days before the first anniversary of the date of the Corporation's notice of annual meeting used in connection with the previous year's annual meeting of stockholders or, if no annual meeting was held in the previous year, then by the end of the fiscal year immediately preceding the fiscal year in which the annual meeting will be held. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the stockholder proposing such business, (iii) a representation disclosing (a) the number of shares beneficially owned by such stockholder, (b) the length of time such shares have been held by the stockholder, (c) that the stockholder will continue to own such securities through the annual meeting, and (d) that the stockholder intends to appear in person or by proxy at the meeting at which the proposal will be considered, and (iv) any material interest of the stockholder in such business. The chairman of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.


                                   ARTICLE III

                                    Directors


                  1. General Power. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors, which shall consist of not less than one (1) nor more than twenty
(20) persons. The exact number of directors within the maximum and minimum limitations specified shall be fixed from time to time by resolution of the Board of Directors or by the stockholders.

                  2. Term of Office. Each director (whether elected at an annual meeting, or to fill a vacancy or newly created directorship or otherwise) shall hold office until his successor shall be elected and shall qualify or until his earlier resignation or removal.

                  3. Meetings. Meetings of the Board of Directors shall be held at such place within or outside of the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board or President or a majority of the directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than one day before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those present waive notice of the meeting in writing.

                  4. Quorum. A majority of the members of the Board of Directors then acting shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

                  5. Vacancies. In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise except in so far as otherwise provided in these By-Laws, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

                  6. Removal from Office. Any or all of the directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office, either with or without cause.

                  7. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or of the committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

                  8. Regulations; Manner of Acting. To the extent consistent with law, the Certificate of Incorporation and these By-Laws, the Board of Directors and any committee thereof may adopt such rules and regulations for the conduct of meetings of the Board or such committee and for the management of the property, affairs and business of the Corporation as the Board may deem appropriate. Members of the Board of Directors and any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting for all purposes of these By-Laws.

                  9. Compensation. Directors may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance for attendance at regular or special meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, and others who attend pursuant to direction, may, by vote of the Board of Directors, be allowed a like fixed sum and expenses of attendance for attending committee meetings.

                  10. Executive Committee. The Board of Directors, in its discretion, may appoint an Executive Committee consisting of one or more members of the Board of Directors, who shall serve at the pleasure of the Board of Directors. The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee shall also have the power and authority to declare a dividend and to authorize the issuance of stock. The Executive Committee powers shall be subject to the limitations set forth in Section 141(c) of the Delaware General Corporation Law, as amended. The Executive Committee shall also have authority to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, as amended.

                  11. Other Committees. The Board of Directors, in its discretion, may appoint one or more committees (in addition to the Executive Committee), each consisting of one or more directors. Each such committee shall have such powers and duties as may be provided by resolution or resolutions of the Board of Directors.

                  12. Quorum, Manner of Acting, etc. Each Committee shall have quorum requirements which are no more restrictive than those of the Board of Directors and shall in all other respects act in the manner and following the procedures established for the Board of Directors.

                                   ARTICLE IV

                                    Officers


                  1. General. The officers of the Corporation shall be appointed by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents (one or more of which may be designated Senior Vice Presidents by the Board of Directors), a Secretary and a Treasurer. From time to time the Board of Directors may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any number of offices may be held by the same person. The Chairman of the Board and the President shall be chosen from among the Directors.

                  2. Term. All officers shall hold their offices until their respective successors are elected and qualify, or until their earlier resignation or removal. Any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. Any officer may resign at any time upon written notice to the Corporation.

                  3. Power to Vote Securities Owned by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President, acting singly or together, shall have full power and authority on behalf of the Corporation to attend, to act and to vote at any meetings of security holders of the corporations in which the Corporation may hold securities, and at any such meetings shall possess and may exercise any and all the rights and powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.


                                    ARTICLE V

                               Duties of Officers


                  1. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general charge and control of all the property, business and affairs of the Corporation and, subject to the supervision of the Board of Directors, he shall have general supervision over the corporation's officers, employees and agents. He shall sign (unless the President or a Vice President shall have signed) certificates representing the stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee. He may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation in the ordinary course of the Corporation's business. He shall have all powers and perform all duties incident to the office of a chief executive officer of a corporation and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors.

                  2. President. The President shall, in the absence of the Chairman of the Board, preside at meetings of the stockholders and of the Board of Directors and shall, in case of a vacancy in the office of the Chairman of the Board, have the power to perform the duties incident to such office. He shall be the Chief Operating Officer of the Corporation.

                  3. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors, the Chairman of the Board or the President. At the request or in the absence or disability of the Chairman of the Board, the President and the Executive Vice President, the Vice President (or if none shall have been designated, the senior of the Vice Presidents present and able to act or such other Vice President as may be designated by the Board of Directors) may perform all the duties of such officers and, when so acting, shall have all the powers of and be subject to all the restrictions upon such officers. Any Vice President may sign (unless the Chairman of the Board, the President or another Vice President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee.

                  4. Treasurer. The Treasurer shall have the custody of all the funds and securities of the Corporation. When necessary or proper he shall endorse on behalf of the Corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank, or banks, or depositories as may be designated by the Board of Directors, or by any officer acting under authority conferred by the Board of Directors. He shall enter regularly in books to be kept for the purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours and he shall perform all things incident to the position of Treasurer, subject to the control of the Board of Directors. He shall give bond for the faithful discharge of his duties if the Board of Directors so requires. He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee. He shall perform, in general, all duties incident to the office of a treasurer of a corporation and such other duties as are given to him by these By-Laws or as from time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  5. Assistant Treasurers. The Board of Directors may, from time to time, designate and elect one or more Assistant Treasurers who shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Treasurer. At the request or in the absence or disability of the Treasurer, the Assistant Treasurer (or, if there are two or more Assistant Treasurers, then the senior of the Assistant Treasurers present and able to act or such other Assistant Treasurer as may be designated by the Board of Directors) may perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

                  6. Secretary. The Secretary shall attend to the giving and serving of all notices of the Corporation. He shall keep or cause to be kept a record of the proceedings of the meetings of the stockholders and of the Board of Directors in books kept for that purpose. He shall be the custodian of the seal of the Corporation, and cause such seal (or a facsimile thereof) to be affixed to all certificates representing the stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same. He shall have charge of the records of the Corporation, including the stock books and such other books, reports, statements and other documents as the Board of Directors may direct to be kept or as are required by law to be kept all of which shall at all reasonable times be open to inspection by any director. He shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall sign) certificates representing stock of the Corporation authorized for issuance by the Board of Directors or the Executive Committee. He shall perform all duties incident to the office of a secretary of a corporation and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  7. Assistant Secretaries. The Board of Directors may, from time to time, designate and elect one or more Assistant Secretaries who shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the Secretary. At the request or in the absence of the Secretary, the Assistant Secretary (or, if there are two or more Assistant Secretaries, then the senior of the Assistant Secretaries present and able to act or such other Assistant Secretary as may be designated by the Board of Directors) may perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

                  8. Delegation by Board of Directors. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers of such officer to any other officer or any director or any other person whom it may select.


                                   ARTICLE VI

                                  Capital Stock


                  1.       Certificates of Stock.

     (a) Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman of the Board, the President or any Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares owned by him in the Corporation.

     (b) Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

     (c) There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the certificate issued, the name of the person owning the shares represented thereby, the number and class of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "Cancelled", with the date of cancellation.


                  2. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.


                                   ARTICLE VII

                                 Corporate Seal


                  The Corporate Seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of incorporation and the words, "Corporate Seal" and "Delaware". The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same, and to attest the same.


                                  ARTICLE VIII

                          Indemnification and Insurance


                  1. Indemnification. Each person who has been or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is serving or has served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and expenses incurred in connection therewith may be advanced by the Corporation, all to the full extent and in the manner permitted by Section 145 of the General Corporation Law of the State of Delaware (or any other similar provision or provisions of applicable law at the time in effect).

                    The indemnification provided hereby shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                  2. Insurance. By action of the Board of Directors, notwithstanding any interest of the Directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the Board may deem appropriate, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable provisions of law.


                                   ARTICLE IX

                                   Amendments


                  The By-Laws of the Corporation shall be subject to alteration, amendment or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the Corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, provided that notice of such proposed action shall have been given in the call for the meeting, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board of Directors.